UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2014

_______________________________________________________________

GOLD UNION INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-54761	42-1772663
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Shop 35A, Ground Floor, Hop Yik Commercial Centre

Phase 1, 33 Hop Choi Street

Yuen Long, NT, Hong Kong

(Address of principal executive offices) (Zip Code)

+86 18676364411
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Entry into a Material Definitive Agreement.

On August 28, 2014, Gold Union, Inc. (“we”, “us” or the “Company”), executed a Share Exchange Agreement (the “Share Exchange Agreement”) with G.U. International Limited, a limited company incorporated under the laws of the Republic of Seychelles and our wholly owned subsidiary (“GUI”), and Kao Wei-Chen, an individual representing herself and 18 other individuals (collectively, the “PPGCT Shareholders”), pursuant to which we, through GUI, purchased 480 shares of Phnom Penh Golden Corridor Trading Co. Limited, a private limited company incorporated under the laws of the Kingdom of Cambodia (“PPGCT”), held by the PPGCT Shareholders, representing 48% of the issued and outstanding shares of common stock of PPGCT. As consideration, we agreed to issue to the PPGCT Shareholders 2,500,000 shares of our common stock (the “Sale Shares”), at a value of US $0.002 per share, for an aggregate value of US $5,000,000.

PPGCT owns three parcels of land located in the Kingdom of Cambodia, Kampong Speu Province, Chbarmorn District measuring an aggregate of 172,510 square meters (collectively, the “Properties”). Pursuant to an independent valuation conducted by a third party appraisal firm licensed under the Ministry of Economy and Finance of Cambodia and the Securities and Exchange Commission of Cambodia, the Properties have an estimated value of US $10,350,600 as of April 8, 2014.

The share exchange transaction is anticipated to close on or before October 30, 2014, or at such other date as may be agreed to by the parties in writing (the “Termination Date”). Closing of the transaction is contingent upon the satisfactory completion of the Company’s due diligence review of PPGCT within thirty (30) days of the date of the Share Exchange Agreement and the satisfaction of other normal and customary conditions.

We agreed to take all necessary steps, at our expense, to prepare and file a registration statement with the Securities and Exchange Commission covering the resale of the Sale Shares within ninety (90) days from the closing date. We agreed to use our best efforts to effect the registration of 100% of the Sale Shares then owned by the PPGCT Shareholders.

The Share Exchange Agreement may be terminated (a) at any time prior to the closing of the transaction by the mutual consent of the parties hereto; (b) by Kao or by the Company, if the closing has not occurred on or prior to Termination Date, provided the failure of the closing to occur by the Termination Date is not the result of the failure of the party seeking to terminate the Share Exchange Agreement to perform or fulfill any of its obligations thereunder; (c) by Kao at any time at or prior to closing in her sole discretion if (i) any of the representations or warranties of the Company in this Agreement are not in all material respects true, accurate and complete or if the Company breaches in any material respect any covenant contained in this Agreement, provided that such misrepresentation or breach is not cured within fourteen (14) days after notice thereof, but in any event prior to the Termination Date or (ii) any of the conditions precedent to the Company’s obligations to conduct the closing have not been satisfied by the date required thereof; or (d) by the Company at any time at or prior to closing in its sole discretion if (i) any of the representations or warranties of Kao in this Agreement are not in all material respects true, accurate and complete or if Kao breaches in any material respect any covenant contained in this Agreement, provided that such misrepresentation or breach is not cured within fourteen (14) days after notice thereof, but in any event prior to the Termination Date or (ii) any of the conditions precedent to Kao’s obligations to conduct the closing have not been satisfied by the date required thereof.

It is our understanding that the PPGCT Shareholders are not U.S. Persons within the meaning of Regulations S. Accordingly, the Shares are being sold pursuant to the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Regulation S promulgated thereunder.

A copy of the Securities Exchange Agreement is incorporated herein by reference and filed as Exhibit 10.1 to this Current Report on Form 8-K.  The description of the Securities Exchange Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the exhibit filed herewith and incorporated herein by reference.

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Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K that relates to the unregistered sale of equity securities is incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Share Exchange Agreement dated August 28, 2014, between Gold Union, Inc., G.U. International Limited and Kao Wei-Chen (aka Kao Hsuan-Ying)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLD UNION INC.
Dated: August 29, 2014

	By:	/s/ Sae-Chua Supachai
Sae-Chua Supachai
Chief Executive Officer and Chief Financial Officer

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